EXHIBIT 10.2


















                           AMERICAN TONERSERV CORP.


                            ____________________



                         $ 800,000 PROMISSORY NOTE

                            ____________________


                             December 20, 2006



                          AMERICAN TONERSERV CORP.
                         NON-INTEREST PROMISSORY NOTE


$ 800,000.00                                               December 20, 2006

     American TonerServ Corp., a Delaware corporation (the "Company"), the principal office of which is located at 475 Aviation Blvd, Suite 100, Santa Rosa, CA 95403, for value received, hereby promises to pay to Brody Enterprises - DBA Sun Products, or its registered assigns ("Holder"), the sum of eight hundred thousand dollars ($800,000.00). The principal hereof, shall be due and payable in cash, in equal installments of $200,000 on January 2, 2007, 2008, 2009 and 2010; or (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below).

     Payment of all amounts due hereunder shall be made by mail to the registered address of the Holder. This Note is issued in connection with the transactions described in that certain Customer List Purchase Agreement between the Company and Brody Enterprises - DBA Sun Products described therein, dated as of December 20, 2006 (the " Customer List Purchase Agreement ").

     The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

     1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

          (i) "Company" includes any person which shall succeed to or assume the obligations of the Company under this Note.

          (ii) "Holder," when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

     2. Interest. There is no interest applicable to this note except in the event of default in which event this note shall bear interest at 12% per annum.

     3. Events of Default. If any of the events specified in this Section 3 shall occur (herein individually referred to as an "Event of Default"), the Holder of the Note may, so long as such condition exists, declare the entire principal hereof immediately due and payable, by notice in writing to the
Company:

          (i) Default in the payment of the principal of this Note when due and payable if such default is not cured by the Company within ten (10) days after the Holder has given the Company written notice of such default; or

          (ii) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

          (iii) If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

     4. Security and Liquidated Damages upon Default. Payment of this note is secured by the Customer List and the license of the URL provided for in the Customer List Purchase Agreement. In the event of default by Buyer, Seller shall retain any payments made as liquidated damages and the Customer List shall revert back to the Seller and the Non-compete and nonsolicitation provisions of the Customer List Purchase Agreement and the Arnold Brody Independent Sales Partners Agreement shall be null and void. The above security shall be evidenced by a security agreement attached as Exhibit B and UCC1 filing in the form as attached in Exhibit C.

     5. Prepayment. The Company may not prepay the principal of this Note in whole or in part at any time prior to due date of this Note without the consent of the Holder.

     6.   Assignment.  Subject to the restrictions on transfer described in
Section 7 below, the rights and obligations of the Company and the Note Holder under this note shall be assignable and shall inure to the benefit of any holder hereof.

     7. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

     8. Transfer of This Note. With respect to any offer, sale or other disposition of this Note, the Holder will give written notice to the Company prior thereto describing briefly the manner thereof. Promptly, with ten (10) days upon receipt of such written notice, if so requested, the Company shall notify such Holder that such Holder may sell or otherwise dispose of this Note, all in accordance with the terms of the notice delivered to the Company. If the Company determines that the transfer is not reasonably satisfactory, such determination shall not be unreasonable, the Company shall so notify the Holder promptly after such determination has been made and the reasons for such determination. The Company will approve any transfer to a present shareholder(s) of the Seller or an entity wholly owned by the Seller or a present shareholder(s) of the Seller.

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     9.   Treatment of Note.  To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

    10. Notices. Any notice or other communication between the parties hereto shall be in writing and shall be delivered personally or by United States mail and shall be deemed delivered upon receipt if sent by personal delivery, and three (3) business days after deposit if sent by United States mail certified return receipt requested. Such notices or communications shall be sent to the following addresses: (a) if to the Company, at 475 Aviation Blvd, Suite 100, Santa Rosa, CA 95403, or at such other address or addresses as may have been furnished in writing by the Company to the Holder, with a copy to Robert L. Anderson, Lanahan & Reilley, LLP, 600 Bicentennial Way, Ste 300 Santa Rosa, Ca 95403; and (b) if to the Holder, at the address set forth on his or her signature page to the Customer List Purchase Agreement, or at such other address or addresses as may have been furnished to the Company in writing with copy to Jack B. Packar, Esq., Jack B. Packar PA 4700
- J Sheridan St., Hollywood FL, 33021.

    11. Governing Law. This Note shall be governed and construed under the laws of the State of Nevada.

    12. Headings; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

    13. Dispute Resolution. In the event that any dispute between the parties regarding the terms of this Note is not resolved by informal negotiation between the parties, any controversy involving the construction or application of any of the terms, provisions or conditions of this Note shall, on the written request of either party served on the other, be submitted to binding arbitration with the American Arbitration Association without the right to a trial de novo, subject to the governing law of this Note. The cost of arbitration and reasonable attorney fees shall be borne by the losing party or in such proportions as the arbitrator shall decide. Said costs and fees shall be applicable to any trial or appellate court proceedings.

     IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first set forth above.

                                  American TonerServ Corp.


                                  By: /s/ Daniel J. Brinker

                                  Its: President and CEO



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